UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 9, 2010
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ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Del Mar Heights Rd., #555 Del Mar, CA	92014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 401-3984

(Former name or Former Address, if Changed Since Last Report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement.

Private Placement Financing Transaction

On November 10, 2010, Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”) completed a private placement transaction (the “Financing”) pursuant to a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), both dated as of November 10, 2010.  The Purchase Agreement provides for the sale of up to 40,000,000 shares of common stock of Adamis to Eses Holdings (FZE), a company located in the United Arab Emirates (the “Purchaser”), at a price of $0.25 per share, for up to $10 million of gross proceeds.  An initial closing was held on November 10, 2010 pursuant to which the Company received $5,000,000 in gross proceeds and issued 20,000,000 shares of common stock.

The Purchase Agreement provides for two potential subsequent closings (the “Milestone Closings”).  At each Milestone Closing, the Purchaser has agreed to invest $2.5 million if the milestones relating to that Milestone Closing have been achieved and certain other customary closing conditions, including the absence of a material adverse event affecting the Company and the representations and warranties of the Company in the Purchase Agreement being true and correct as of the date of the Milestone Closing, are satisfied.  The two sets of milestones primarily relate to the telomerase prostate cancer technology and product candidate that the Company intends to in-license and to the Company’s APC-100 prostate cancer product candidate, and include completion of manufacturing the compound, filing an Investigational New Drug Application (IND) with the U.S. Food and Drug Administration to begin a clinical trial relating to the product candidate, and submission to an Institutional Review Board of the protocol relating to the planned trial for the product candidate.  Following obtaining required approvals, the Company intends to commence a Phase I/IIa trial for APC-100 and a Phase II trial for the telomerase cancer vaccine technology.  The Purchase Agreement provides for a period of time, from January 1, 2010 through April 30, 2010, for satisfaction of the milestones.

The Purchase Agreement provides that until the earlier to occur of (i) a majority of the persons who constitute the board of directors of the Company (the “Board”) are persons who the Board has determined are “independent” under the rules, regulations and standards promulgated by the Securities and Exchange Commission and Nasdaq or the New York Stock Exchange, and all of the members of the audit and compensation committees of the Board are independent, or (ii) the Purchaser’s divestiture of shares resulting in Purchaser holding fewer than 20 million of the purchased shares, or (iii) the sale of all or substantially all of the assets of the Company or a merger, consolidation or similar transaction in which the shareholders of the Company immediately before the transaction hold less than a majority of the outstanding shares of the Company (or its parent) immediately after consummation of the transaction, the Company will not, without the consent of the Purchaser, take a variety of actions, including without limitation: (a) make any loans to, or own stock of, any third party corporations; (b) make any loan or advance (except in the ordinary court of business) to any person, including any employee or director of the Company; (c) guarantee any indebtedness; (d) incur any aggregate Indebtedness (as defined in the Purchase Agreement) in excess of

US$50,000, other than trade credit incurred in the ordinary course of business; (e) enter into or be a party to any transaction with any director, executive officer or employee of the Company (other than arrangements relating to the appointment of independent directors to the board of directors of the Company); (f) change the compensation of the executive officers or make any option grants or stock awards to executive officers; (g) change the principal business of the Company, enter new lines of business, or exit the Company’s current line of business; (h) acquire or begin development of any product not currently under development by the Company or abandon the development of any product currently under development by the Company; (i) sell, assign, license, pledge, or encumber material technology or intellectual property of the Company; (j) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than US$50,000; (k) amend or otherwise modify the Company’s restated certificate of incorporation or bylaws; (l) with the exception of agreements currently in place and employee stock plans, issue or sell (A) any equity interests of the Company including options, warrants, convertible securities or other rights of any kind to acquire any equity interest, or any other ownership interest, of the Company or (B) any material portion of the assets of the Company or any of its subsidiaries; (m) reclassify, combine, split, subdivide, redeem, purchase, or otherwise acquire, directly or indirectly, any of the securities of the Company except pursuant to currently outstanding agreements; or (n) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or permit the corporate existence of the Company or the rights or franchises or any license, permit or authorization under which the business of the Company operates, to be suspended, lapsed or revoked.

In addition, as long as the Purchaser holds at least 20 million shares, the Purchaser is entitled to receive certain financial and other information from the Company and have an observer attend meetings of the Board and receive materials distributed to the directors, subject to customary limitations to preserve the attorney-client privilege.

The Purchase Agreement also provides for a right of first refusal in favor of the Purchaser, giving the Purchaser the right to purchase any new securities that the Company may in the future propose to offer in financing transactions, subject to customary exclusions such as for securities issued pursuant to currently outstanding options, warrants and convertible securities, securities issued to employees, directors, consultants or vendors for non-financing purposes, securities issued in connection with acquiring businesses or assets or in-licensing intellectual property, or securities issued in transactions that are not primarily financing transactions.

The Registration Rights Agreement grants piggyback registration rights to the Purchaser, providing that if the Company files a registration statement (with customary exclusions such as registration statements relating to employee benefit plans or acquisition transactions) to register either the issuance of shares for its own account or the resale of securities for the account of others, it will include in the registration statement all of the shares purchased pursuant to the Purchase Agreement that the Investor requests to be registered.  In the event of an underwritten offering, the Company may reduce the number of shares to be included in the registration statement if marketing factors require a limitation and shares held by other shareholders are first excluded.  Each of the Company and the Purchaser has agreed to indemnify the other party and certain affiliates against certain liabilities related to any registration statement covering the Purchaser’s shares.

No placement agent fee or similar fee was payable by the Company in connection with the transaction.

The foregoing summary of the terms and conditions of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned agreements attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Employment Agreements

On November 9, 2010, the Company entered into employment agreements with its executive officers.  The agreements provide for the employment of the following persons to the following positions: Dennis J. Carlo, Ph.D., President and Chief Executive Officer; David J. Marguglio, Vice President of Business Development; Robert O. Hopkins, Vice President of Finance and Chief Financial Officer; and Richard L. Aloi, President, Adamis Labs.

The agreements provide for base compensation at the following annual rates: Mr. Carlo, $500,000; Mr. Marguglio, $250,000; Mr. Hopkins, $225,000; and Mr. Aloi, $250,000.  Under the agreements, the officers are eligible to participate in benefit programs that are routinely made available to executive officers, including any executive stock ownership plans, profit sharing plans, incentive compensation or bonus plans, retirement plans, Company-provided life insurance, or similar executive benefit plans maintained or sponsored by the Company.

Except with respect to titles, salary amounts, and severance and benefit periods following certain kinds of employment terminations or change of control events, the agreements are similar in all material respects.

The agreements are terminable at any time by either party.  If the Company terminates the officer’s employment at any time, the officer will be entitled to receive any unpaid prorated base salary for the actual number of days worked along with all benefits and expense reimbursements to which the officer is entitled by virtue of the officer’s past employment with the Company.  The agreements provide that if the officer’s employment is terminated without cause (as defined in the employment agreements), the officer will be entitled to receive severance payments at the officer’s then-annual base salary for the following periods from the date of termination: Dr. Carlo, 18 months; Messrs. Marguglio and Hopkins, nine months; and Mr. Aloi, three months.  These payments will be accelerated in the event of a change of control transaction.  The officers would also receive continued medical, dental and vision benefits pursuant to COBRA at the Company’s expense for such periods (or until the officer becomes employed full-time by another employer).  In addition, in the event of a termination without cause, a number of unvested stock options will accelerate, vest and be exercisable in full as if the officer had remained employed during the severance periods described above, and all options will remain exercisable for a period of one year after the date of termination.  The agreement also provides that if officer is terminated without cause or the officer terminates the officer’s employment for good reason (as defined in the employment agreements), in each case within 90 days before a change in control or within 13 months after the date of a change in control, the officer will also be entitled to receive the severance and medical benefits described above.  Good reason is defined in the agreements to include events such as material reduction in base salary or responsibilities and duties or required relocation out of the San Diego area.  In addition, in the event of a change in control, all unvested options held by the officer will accelerate and be exercisable in full and any unvested shares will vest in full.   The Company’s obligation to pay the severance benefits described above is conditioned on the officer’s timely execution of a general release of claims.  Upon termination of employment by reason of death or disability, any options that are vested and exercisable on the termination date will remain exercisable for 12 months after the date of cessation of service.

Item 3.02        Recent Sales of Unregistered Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investor in the financing transaction described above was an accredited investor as defined in Rule 501 of the Securities Act of 1933, as amended.  The securities were issued in a private placement under Section 4(2) of the Securities Act, Rule 506 of Regulation D under the Securities Act and/or Regulation S promulgated under the Securities Act.  The investor represented that it is an accredited investor and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in response to Item 1.01 of this report under the heading “Employment Agreements” is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

10.1
Common Stock Purchase Agreement dated as of November 10, 2010, by and between Adamis Pharmaceuticals Corporation and the Purchaser named therein. (Confidential treatment has been requested for portions of this exhibit.)

	10.2	Registration Rights Agreement dated as of November 10, 2010, by and between Adamis Pharmaceuticals Corporation and the Purchaser named therein.

	10.3	Employment Agreement between the Company and Dennis J. Carlo.

	10.4	Employment Agreement between the Company and David J. Marguglio.

	10.5	Employment Agreement between the Company and Robert O. Hopkins.

	10.6	Employment Agreement between the Company and Richard L. Aloi.

	99.1	Press Release dated Novemer 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated:	November 10, 2010	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer

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